UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 30, 2009

American Apparel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32697	20-3200601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California		90021-1106
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(213) 488-0226

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2009, American Apparel, Inc. (the “Company”) announced that, effective February 17, 2009, Glenn A. Weinman will join the Company as Senior Vice President, General Counsel and Secretary.  Joyce Crucillo, who has served as the Company’s general counsel since the completion of the Company’s merger with Endeavor Acquisition Corp. in December 2007, will become the Company’s Chief Litigation Counsel, effective February 17, 2009, and will continue to head the Company’s trial team in all litigation matters.  A copy of the press release announcing the appointment of Mr. Weinman as Senior Vice President, General Counsel and Secretary is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Weinman, age 53, was a partner at Dongell Lawrence Finney LLP, a California-based law firm, from 2006 to 2009, where he headed up the firm's corporate and business transactions practice. From 2005 to 2006, he worked as a corporate/employment attorney and human resources consultant, providing legal and human resource services to small and medium size companies in the retail, services, and manufacturing industries. From 2003 to 2005, he was Vice President, General Counsel, and Secretary of Inter-Con Security Systems, Inc., a security services company based in Pasadena, California. Prior thereto, Mr. Weinman served as Vice President, General Counsel and Secretary for Luminent, Inc., a Nasdaq-listed fiber optic component manufacturer acquired by MRV Communications, and as Vice President, General Counsel, and Secretary of Guess?, Inc., a NYSE-listed international apparel company. At Guess?, Mr. Weinman managed the legal, human resources, risk management, shareholder relations, and contractor compliance departments, and was part of the executive team that managed the successful initial public offering of Guess? in 1996. Mr. Weinman also has experience as an attorney in private practice with major national law firms, such as Stroock & Stroock & Lavan. Mr. Weinman obtained his B.A. from the University of California at Los Angeles in 1978, and his J.D. from the University of Southern California Law Center in 1981. He also received a professional designation in human resources management from the University of California at Los Angeles in 2004.  There is no family relationship between Mr. Weinman and any of the Company’s directors or executive officers.

In connection with Mr. Weinman’s appointment as Senior Vice President, General Counsel and Secretary, the Company and Mr. Weinman entered into an Employment Agreement, pursuant to which Mr. Weinman will serve as the Company’s General Counsel and Secretary for an initial two-year term, commencing on February 17, 2009, which term will automatically extend for successive one-year periods unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term.  The Employment Agreement provides that Mr. Weinman will receive a minimum base salary of $300,000 per year, subject to increase based on the annual review of the Compensation Committee, and an opportunity to earn performance bonuses as may be determined by the Company’s Board of Directors.  The Employment Agreement also provides that Mr. Weinman will be eligible for stock and stock option grants under the Company’s 2007 Performance Equity Plan, as may determined by the Compensation Committee, and will participate in the benefit plans that the Company maintains for its executives and receive certain other standard benefits (including, without limitation, vacation benefits and reimbursement of travel and business-related expenses, dues and fees).

If Mr. Weinman is terminated without “cause” or if he resigns for “good reason” (as these terms are defined in the Employment Agreement), the Company will pay Mr. Weinman the following: (a) his base salary accrued through the date of such resignation or termination and continuing for a period of one year after the date of such resignation or termination (the “Continuation Period”); (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; (c) a bonus for the calendar year in which such termination or resignation occurs equal to his target annual performance bonus, if any, for such year and each subsequent calendar year included in whole or in part within the Continuation Period (prorated in the case of any partial calendar year based on the number of days included in such Continuation Period); and (d) any unreimbursed expenses; and all stock and stock option grants awarded to Mr. Weinman by the Company also will become vested and exercisable.  In addition, in such case, Mr. Weinman will be entitled to receive, until the earlier of the last day of the Continuation Period and the date Mr. Weinman is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements.

If Mr. Weinman’s employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason” (as these terms are defined in the Employment Agreement), the Company will pay him (a) his base salary accrued through the date of such resignation or termination, (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs; (c) only in the case of a termination because of his death or disability, a pro rated amount of his target annual performance bonus for the calendar year in which such termination of employment occurs; and (d) any unreimbursed expenses.  If Mr. Weinman’s employment terminates by reason of his death, in lieu of the payment schedule described above, his beneficiary or estate may elect to receive a single lump sum payment equal to the present value of all such payments.

The above description of Mr. Weinman’s Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

10.1        Employment Agreement, dated January 27, 2009, by and between Glenn A. Weinman and American Apparel, Inc.

99.1        Press release, dated January 30, 2009, issued by American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Date: February 2, 2009	By:	/s/ Adrian Kowalewski
		Name:	Adrian Kowalewski
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 27, 2009, by and between Glenn A. Weinman and American Apparel, Inc.

99.1	Press release, dated January 30, 2009, issued by American Apparel, Inc.